Exhibit 10.32

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment) is made and entered into as of January 1, 1994 by and between KENNEDY—WILSON, INC., a Delaware corporation, with its principal office located in Santa Monica, California (the “Company”) and WILLIAM J. McMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended by that certain Amendment to Employment Agreement dated as of January 1, 1993 (collectively, the “Employment Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Employment Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified with respect to Employee’s compensation.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Employment Agreement, effective as of January 1, 1994, as follows:

1. Employee shall be paid an annual salary of $400,000 as compensation for Employee’s duties as Chief Executive Officer. Therefore, Section 4(i) of the Employment Agreement is amended such that the annual salary amount of “$350,000” is deleted and the annual salary amount of “$400,000” is inserted in lieu thereof.

2. Section 4(u) of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof:

4(ii) As additional compensation to Employee for Employee’s duties as Chief Executive Officer, Employee shall be a participant in the Company’s Corporate Profit Incentive Plan and will be entitled to an annual target incentive bonus of $500,000, with a maximum annual incentive bonus of $i,000,000, under the terms and conditions of the Corporate Profit Incentive Plan.

3. Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

COMPANY
KENNEDY-WILSON, Inc.
a Delaware corporation
/s/ Randall G. Dotemoto
Chief Operating Officer
Chief Financial Officer

EMPLOYEE
/s/ William J. McMorrow,